AMY TROMBLY, ESQ.
                          1320 Centre Street, Suite 202
                                Newton, MA 02459
                                 (617)243-0060





April 5, 2006
On the Go Healthcare, Inc.
85 Corstate Avenue, Unit #1
Concord, Ontario
Canada L4K 4Y2

Re:  Registration Statement on Form S-8

Gentlemen:

I have acted as counsel to On the Go Healthcare, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 4,200,000 shares (the "Shares") of its common stock, par value $.0001 (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, and Restated Bylaws, both as currently in effect and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

My opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Very truly yours,


/s/  Amy Trombly, Esq.
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Amy Trombly, Esq.